UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 30, 2026

Date of Report (Date of earliest event reported)

White Pearl Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-43092	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

244 Fifth Avenue Suite #1835 New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

 Registrant’s telephone number, including area code: +1 702 287 9776

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, with no par value, and one right to receive one-fifth of one Class A ordinary share	WPACU	The New York Stock Exchange
Class A ordinary shares, with no par value	WPAC	The New York Stock Exchange
Rights	WPACR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 30, 2026, the registration statement (File No. 333-290905) (the “Registration Statement”) relating to the initial public offering (“IPO”) of White Pearl Acquisition Corp. (the “Company”) was declared effective by the Securities and Exchange Commission. In connection with its IPO, the Company entered into the following agreements, the forms of which were previously filed as exhibits to the Registration Statement:

●	Underwriting Agreement, dated January 30, 2026, by and between the Company and D. Boral Capital LLC;

●	Rights Agreement, dated January 30, 2026, by and between the Company and Continental Stock Transfer & Trust Company;

●	Letter Agreement, dated January 30, 2026, by and between the Company’s officers, directors, D. Boral Capital LLC and White Pearl Group Limited;

●	Investment Management Trust Agreement, dated January 30, 2026, by and between Continental Stock Transfer & Trust Company and the Company;

●	Registration Rights Agreement, dated January 30, 2026, by and among the Company and certain securityholders of the Company;

●	Unit Subscription Agreement, dated January 30, 2026, by and between the Company and White Pearl Group Limited;

●	Indemnity Agreement, dated January 30, 2026, by and between the Company’s sponsor, officers and directors and the Company;

On February 3, 2026, the Company consummated the IPO of 11,500,000 units (the “Units”), which includes the full exercise of the over-allotment option granted to the underwriters. Each Unit consists of one Class A ordinary share (“Ordinary Share”) and one right (“Right”) to receive one-fifth of one Ordinary Share upon the consummation of an initial business combination. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $115,000,000.

As of February 3, 2026, a total of $115,000,000 of the net proceeds from the IPO and the Private Placement (as defined below) were deposited in a trust account established for the benefit of the Company’s public shareholders. An audited balance sheet as of February 3, 2026 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement will be filed within four (4) business days of the consummation of the IPO.

Item 3.02. Unregistered Sales of Equity Securities.

Simultaneously with the closing of the IPO, the Company consummated the private placement (“Private Placement”) with White Pearl Group Limited, the Company’s sponsor (the “Sponsor”), of 290,000 private units (the “Private Units”) at a price of $10.00 per Private Unit, generating total proceeds of $2,900,000.

The Private Units are identical to the Units sold in the IPO, except as disclosed in the Registration Statement. Additionally, the Sponsor agreed not to transfer, assign or sell any of the Private Units or underlying securities (except in limited circumstances, as described in the Registration Statement) until the completion of the Company’s initial business combination. The Sponsor was granted certain demand and piggyback registration rights in connection with the purchase of the Private Units.

The Private Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transaction did not involve a public offering.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On January 30, 2026, in connection with the IPO, the Company filed its Amended and Restated Memorandum and Articles of Association, as described in the Registration Statement, with the Registry of Corporate Affairs of British Virgin Islands.

Item 8.01. Other Events.

On January 30, 2026, the Company issued a press release announcing the pricing of the IPO, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On February 3, 2026, the Company issued a press release announcing the closing of the IPO, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated January 30, 2026, by and between the Company and D. Boral Capital LLC
3.1	Amended and Restated Memorandum and Articles of Association
4.1	Rights Agreement, dated January 30, 2026, by and between Continental Stock Transfer & Trust Company and the Company
10.1	Letter Agreement, dated January 30, 2026, by and between the Company’s officers, directors, D. Boral Capital LLC and White Pearl Group Limited
10.2	Investment Management Trust Agreement, dated January 30, 2026, by and between Continental Stock Transfer & Trust Company and the Company
10.3	Registration Rights Agreement, dated January 30, 2026, by and among the Company and certain securityholders of the Company
10.4	Unit Subscription Agreement, dated January 30, 2026, by and between the Company and White Pearl Group Limited
10.5	Indemnity Agreement, dated January 30, 2026, by and between the Company’s sponsor, officers and directors and the Company
99.1	Press Release Dated January 30, 2026
99.2	Press Release Dated February 3, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2026

WHITE PEARL ACQUISITION CORP.

By:	/s/ Naphat Sirimongkolkasem
Name:	Naphat Sirimongkolkasem
Title:	Chief Executive Officer and Chief Financial Officer

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